To: CIBC Bank USA, as Administrative Agent
120 South LaSalle Street
Chicago, Illinois 60603
Attention: Nick Jordan
Telephone: 312-564-1634
Email: Nick.Jordan@cibc.com

December 23, 2022
Re: Reduction of Commitment for Credit Facility for Morgan Stanley Direct Lending Fund

Reference is made to that certain Credit Agreement dated as of December 31, 2019 (as amended pursuant to Amendment No. 1 to Credit Agreement and Lender Joinder dated as of February 3, 2020, as further amended pursuant to Amendment No. 2 to Credit Agreement dated as of November 17, 2020, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Morgan Stanley Direct Lending Fund, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties thereto and CIBC Bank USA, as administrative agent for the Secured Parties (the “Administrative Agent”).

Pursuant to Section 6.1.1 of the Credit Agreement, the Company hereby requests a permanent reduction in the amount of the Revolving Commitment to $160,000,000, effective immediately but in any event no later than December 23, 2022.

[Signature Page Follows]

Yours sincerely,

MORGAN STANLEY DIRECT LENDING FUND

By:	/s/ Venugopal Rathi
Name:	Venugopal Rathi
Title:	Chief Financial Officer

[Signature Page to Commitment Reduction Letter]